                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                               SAFETY 1(ST), INC.
                                       TO

                      DIAMOND ACQUISITION SUBSIDIARY INC.
                          A WHOLLY OWNED SUBSIDIARY OF

                             DOREL INDUSTRIES INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share ("Shares"), of Safety 1(st), Inc., a Massachusetts corporation ("Safety 1(st)"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to the Depositary at the address set forth below prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

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                    By Mail:                               By Hand/Overnight Delivery:
              Wall Street Station                                 Receive Window
                 P.O. Box 1023                                  Wall Street Plaza
            New York, NY 10268-1023                         88 Pine Street, 19th Floor
                                                                New York, NY 10005
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                           By Facsimile Transmission:
                                 (212) 701-7636

                           For Information Telephone:
                                 (212) 701-7624

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Diamond Acquisition Subsidiary Inc., a Massachusetts corporation and a wholly owned subsidiary of Dorel Industries Inc., a Quebec, Canada corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 8, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

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----------------------------------------------       ----------------------------------------------
                                                     --------------------------------------------
 Number of Shares:                                    Signature(s) of Holder(s)
 -----------------------------------
                                                      Dated:
 Certificate Nos. (If Available):                     -----------------------------------------,
                                                      2000
 [ ] Check this box if Shares will be
     delivered by book-entry transfer:                Please Type or Print
                                                     --------------------------------------------
 Book-Entry Transfer Facility                         Address
                                                     --------------------------------------------
 Account No.                                          Zip Code
 -----------------------------------------           --------------------------------------------
----------------------------------------------        Daytime Area Code and Telephone No.
                                                     ----------------------------------------------
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a participant in the Security Transfer Agents Medallion
Program or an "eligible guarantor institution," as such term is defined in Rule
17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to
Purchase), and any other documents required by the Letter of Transmittal, within three trading days (as defined in the Offer to Purchase) after the date hereof.
     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.
Failure to do so could result in a financial loss to such Eligible Institution.
All capitalized terms used herein have the meanings set forth in the Offer to
Purchase.

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Name of Firm:                                    -----------------------------------------------
------------------------------------------
                                                              Authorized Signature
Address:                                         Name:
-----------------------------------------------  -----------------------------------------------
                                                              Please Type or Print
-----------------------------------------------  Title:
                                                 -----------------------------------------------
                                       Zip Code
Area Code and Tel. No.:                          Dated:
------------------------------                   --------------------------------------------,
                                                 2000
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                DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR
                             LETTER OF TRANSMITTAL.